UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 26, 2002

Global Crossing Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	98-0189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wessex House,
45 Reid Street
Hamilton, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

(Former name or former address, if changed since last report)

Item 3.    Bankruptcy or Receivership.

As previously reported, on January 28, 2002, Global Crossing Ltd. (“GCL”), a Bermuda company in provisional liquidation in the Supreme Court of Bermuda, and certain of its affiliates (collectively, the “Debtors”) commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and coordinated proceedings in the Supreme Court of Bermuda. Since the commencement of such cases, the Debtors have been operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On August 9, 2002, the Court approved a purchase agreement (the “Purchase Agreement”) among GCL, Global Crossing Holdings Ltd. (“GC Holdings”), the Joint Provisional Liquidators of the Debtors incorporated in Bermuda, Singapore Technologies Telemedia Pte Ltd. (“STT”) and Hutchison Telecommunications Limited (“Hutchison,” and together with STT, the “Investors”). Under the Purchase Agreement, the Investors agreed, among other things, to invest a total of $250,000,000 to purchase 6,600,000 shares of the New Common Stock and 18,000,000 shares of the New Preferred Stock of an entity known as “New Global Crossing.” Such investment is conditioned upon a number of events, including the transfer of substantially all the assets of GCL and GC Holdings, including the stock of the other Debtors to New Global Crossing, confirmation of a plan of reorganization, the satisfaction of certain financial criteria, and the receipt of certain required regulatory approvals. Pursuant to the Purchase Agreement, the Debtors were required to file a plan of reorganization to implement the transactions contemplated by the Purchase Agreement.

On September 16, 2002, GCL filed with the Bankruptcy Court the Debtors’ Joint Plan of Reorganization Pursuant to chapter 11 of the Bankruptcy Code (as such plan may be amended or modified from time to time, the “Plan”) and a Disclosure Statement with respect to the Plan (as such disclosure statement has been amended from time to time, the “Disclosure Statement”). On October 21, 2002, the Court entered an order approving the Disclosure Statement.

Commencing on December 4, 2002, hearings were held in respect of the confirmation of the Plan. On December 26, 2002, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, including the Plan, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On January 3, 2003, the Supreme Court of Bermuda sanctioned the Schemes of Arrangement filed in connection with those Debtors incorporated in Bermuda.

Set forth below is a summary of the material features of the Plan. Such summary is qualified in its entirety by reference to the Plan and the Confirmation Order. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Transaction Documents

On or before the Effective Date, the Debtors and New Global Crossing will execute, amend and file any Transaction Documents (including, without limitation, the Memorandum of Association, the Bye-Laws and the Certificate of Designations) and take any other action necessary to effectuate or consummate the transactions contemplated thereby.

On the Effective Date and in accordance with the terms and conditions of the Transaction Documents, the Plan and the Schemes of Arrangement, (i) New Global Crossing will issue 3,300,000 shares of New Common Stock and 9,000,000 shares of New Preferred Stock to each Investor in accordance with Article I of the Purchase Agreement and upon receipt by New Global Crossing of

$250,000,000 in Cash from the Investors, and (ii) the New Senior Secured Notes and 15,400,000 shares of New Common Stock will be issued and transferred for distribution to holders of Claims in Classes C, D, E, and F in accordance with sections 6 and 7 of the Plan. In consideration of such issuance and transfer, GCL and GC Holdings will cause the Company Asset Transfer to occur pursuant to sections 363, 363(f), and 363(m) of the Bankruptcy Code.

New Global Crossing Capital Structure

Giving effect to the foregoing, on the Effective Date and in accordance with the terms and conditions of the Transaction Documents, the following securities will be issued: (i) $200,000,000 of New Senior Secured Notes, (ii) 18,000,000 shares of New Preferred Stock (convertible into 18,000,000 shares of New Common Stock), and (iii) 22,000,000 shares of New Common Stock. In addition, approximately 3,500,000 options or other stock-based awards will be reserved for issuance.

On the Effective Date, all the agreements and other documents evidencing the rights of any holder of an Equity Interest in the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, will be canceled except that Equity Interests in the Reorganized Subsidiary Debtors formerly held by GCL or GC Holdings and their subsidiaries will be transferred to New Global Crossing.

As of the date hereof, no New Senior Secured Notes, New Preferred Stock or New Common Stock have been issued by the Debtors and no such securities will be issued until on or after the Effective Date of the Plan. The New Senior Secured Notes, New Preferred Stock and New Common Stock are described more fully below.

•
New Senior Secured Notes. A subsidiary of New Global Crossing will issue $200,000,000 of New Senior Secured Notes on the Effective Date. The New Senior Secured Notes will mature on the third anniversary of the Effective Date. Interest will accrue at 11% per annum and will be paid semi-annually. The New Senior Secured Notes will be issued under an indenture (the “Indenture”) to be qualified under the Trust Indenture Act of 1939. The Indenture will include covenants and events of default that are customary for high-yield senior note issuances. These covenants will include (i) limitations on the indebtedness of New Global Crossing, payments to equity holders (including the Investors), investments, and sale and leaseback transactions, (ii) restrictions on asset sales, consolidations, and mergers, and (iii) limitations on granting additional liens. The covenants will permit a working capital facility of up to $150,000,000, secured by a first lien on the assets of New Global Crossing (other than equity in and assets of Global Crossing (UK) Telecommunications Limited and Global Marine Systems Limited, both non-Debtor subsidiaries of GCL, as well as their subsidiaries). The covenants will also have customary exceptions, baskets, and carve-outs. The New Senior Secured Notes will be equal in right of payment with the working capital facility and senior in right of payment to all other indebtedness of New Global Crossing and its material subsidiaries. The New Senior Secured Notes will be guaranteed by New Global Crossing and its material subsidiaries and, except as provided in the Indenture, will be secured by substantially all the assets of New Global Crossing. This security interest will be junior only to the liens securing the working capital facility. New Global Crossing may redeem the New Senior Secured Notes, plus accrued and unpaid interest, at any time without penalty or premium.

•	New Preferred Stock. New Global Crossing will be authorized to issue 45,000,000 shares of New Preferred Stock, 18,000,000 shares of which New Global Crossing will issue to the

Investors in consideration for their investment in New Global Crossing. The New Preferred Stock will accumulate dividends at the rate of 2% per annum, which will be payable in cash after New Global Crossing and certain of its subsidiaries achieve specified financial criteria. The New Preferred Stock will have a liquidation preference of $10 per share (for an aggregate liquidation preference of $180,000,000). The New Preferred Stock will rank senior to all other capital stock of New Global Crossing, provided that any distribution to shareholders following a disposition of all or any portion of the assets of New Global Crossing will be shared pro rata by the holders of New Common Stock and New Preferred Stock on an as-converted basis. Each share of New Preferred Stock is convertible into one share of New Common Stock at the option of the holder, subject to customary anti-dilution adjustments, such as for stock splits, combinations, stock dividends and similar transactions.

The New Preferred Stock will vote on an as-converted basis with the New Common Stock, but will have class voting rights with respect to any amendments to the terms of the New Preferred Stock. So long as an Investor beneficially owns a certain minimum percentage of the outstanding New Common Stock, the approval of such Investor will be required for certain major corporate actions of New Global Crossing and/or its subsidiaries.

•
New Common Stock. New Global Crossing will be authorized to issue 55,000,000 shares of New Common Stock, 22,000,000 shares of which will be issued as of the Effective Date. Of these shares, 15,400,000 will be distributed to holders of claims in Classes C, D, E, and F, and 6,600,000 will be purchased by the Investors. In addition, 18,000,000 shares of New Common Stock will be reserved for the conversion of the New Preferred Stock, and 3,478,261 shares of New Common Stock will be reserved for issuance upon the exercise of options or other stock-based awards granted under a management incentive plan. The balance of the shares will be available for general corporate purposes. The Bye-Laws will contain special protections for minority shareholders, including limitations on transactions with the Investors or their affiliates, certain pre-emptive rights, certain rights to receive financial information, and certain obligations of the Investors, or certain other third parties, to offer to purchase shares of New Common Stock held by the creditors under certain circumstances. Some of these rights will expire when the New Common Stock is listed on any U.S. national stock exchange or NASDAQ.

Effective Date

The occurrence of the Effective Date for the Plan is subject to the occurrence of the Closing referred to in the Purchase Agreement. The occurrence of the Closing under the Purchase Agreement itself is subject to various conditions, including obtaining certain regulatory approvals for the transaction and the satisfaction of specified financial criteria.

Distributions

Distributions will be made commencing on the Effective Date. The following table, containing information from the Court approved Disclosure Statement, describes the distributions to holders of each Class of Claims under the Plan.

Class	Description	Treatment

—	Administrative Expense Claims	Holders of Administrative Expense Claims will receive payment in full (or as otherwise agreed).

—	Priority Tax Claims	Holders of Priority Tax Claims will receive payment in full on Effective Date or over six years from the date of assessment of the tax, with interest or payment as otherwise agreed.

A	Priority Non-Tax Claims	Holders of Class A Claims will receive payment in full of the allowed amount of such claim (or as otherwise agreed).

B	Other Secured Claims
Holders of Class B Claims will either receive payment in full, or the Debtors will reinstate the debt, return the collateral, or provide periodic cash payments having a present value equal to the value of the secured creditor’s interest in the Debtors’ property.

C	Lender Claims
Holders of Class C Claims will receive $305,000,000 in cash, approximately $6,000,000 in cash from the Bermuda Account,
$175,000,000 in New Senior Secured Notes, 6% of the New Common Stock, 50% of the beneficial interests in the Liquidating Trust, 100% of recovery from a certain reimbursement claim, and treatment of certain letters of credit which may provide them additional benefit.

D	GC Holdings Notes Claims
Holders of Class D Claims will receive approximately $4,554,000 in cash from the Bermuda Account, $18,975,000 in New Senior Secured Notes, 24.67% of the New Common Stock, and 37.95% of the beneficial interests in the Liquidating Trust.*

E	GCNA Notes Claims
Holders of Class E Claims will receive approximately $739,200 in cash from the Bermuda Account, $3,080,000 in New Senior Secured Notes 4.00% of the New Common Stock, and 6.16% of the beneficial interests in the Liquidating Trust.*

F	General Unsecured Claims
Holders of Class F Claims will receive approximately $706,800 in cash from the Bermuda Account, $2,945,000 in New Senior Secured Notes, 3.83% of the New Common Stock, and 5.89% of the beneficial interests in the Liquidating Trust.

G	Convenience Claims	Holders of Class G Claims will receive the lesser of pro rata share of $3,000,000 or 5% in cash.

H	Intercompany Claims
Unless otherwise agreed, Class H Claims will be eliminated and discharged by the offset, distribution, cancellation, or contribution of such claim. Holders of these claims will not receive any of the property distributed to other claimholders under the Plan.

I	GC Holdings Preferred Stock	Holders of Class I Claims will not receive any distribution under the Plan.

J	GCL Preferred Stock	Holders of Class J Claims will not receive any distribution under the Plan.

K	GCL Common Stock	Holders of Class K Claims will not receive any distribution under the Plan.

L	Securities Litigation Claims	Holders of Class L Claims will not receive any distribution under the Plan.

*	Subject to a maximum reduction of 5% for a Class F dilution reserve, as described in the Plan.

Financial Information

As of October 31, 2002, the latest practicable date that such information is available, and before giving effect to the consummation of the Plan, GCL disclosed that it and its consolidated subsidiaries had assets of $14.642 billion and liabilities and shareholders’ equity of $14.642 billion. GCL’s unaudited consolidated balance sheet as of October 31, 2002, filed with the Bankruptcy Court as part of its Monthly Operating Statement for the Period from October 1, 2002 to October 31, 2002, is attached as Exhibit 99.2 hereto and is incorporated herein by reference. This balance sheet must be read in conjunction with the textual disclosure included in Exhibit 99.2 which forms an integral part thereof.

Item 5.    Other Events.

The Debtors have had discussions with certain lenders with respect to obtaining revolving credit facilities of up to $150,000,000 in the aggregate to provide, among other things, working capital financing and funds for other general corporate purposes of New Global Crossing. There can be no assurances that these discussions will result in such facilities on such terms or as to the timing thereof.

Certain statements made in the Plan and herein constitute “forward-looking” statements as defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Those statements typically are indicated by words or phrases such as “plan,” “intend,” “anticipate,” “estimate,” “continuing,” and similar words or phrases. We refer you to the section captioned “Risk Factors” in the Disclosure Statement for a discussion of important factors that could cause actual results to differ materially from those currently anticipated by the Debtors.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description

99.1	Confirmation Order, including the Plan (which is annexed to the Confirmation Order as Exhibit A thereto)

99.2	Unaudited consolidated balance sheet of GCL and its subsidiaries as of October31, 2002 and notes related thereto

99.3	Press release of Global Crossing, dated December 17, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

Date: January 10, 2003	By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Confirmation Order, including the Plan (which is annexed to the Confirmation Order as Exhibit A thereto)

99.2	Unaudited consolidated balance sheet of GCL and its subsidiaries as of October 31, 2002 and notes related thereto

99.3	Press release of Global Crossing, dated December 17, 2002